Exhibit 10.2

PARTICIPATION AGREEMENT

DANSVILLE PROSPECT

THIS PARTICIPATION AGREEMENT (this “Agreement”) is made effective as of June 14, 2011 (the “Effective Date”), by and between RANGE MICHIGAN LLC, a Wyoming limited liability company with a mailing address of P.O. Box 726, 504 Fremont, Thermopolis, WY 82443-2913 (“Range”), and LJM ENERGY CORP., a Nevada Corporation with a mailing address of 9190 Double Diamond Parkway, Reno NV 89521, (“LJM”).

RECITALS:

WHEREAS, Range owns interests in certain oil and gas leases as set forth on Exhibit A hereto (the “Range Leases”);

WHEREAS, Range has certain rights as the farmee under a Farmout Agreement dated November 1, 2010 between Christian Oil Company, et al and Range and under a Farmout Agreement between Sullivan and Company, et al and Range dated effective November 1, 2010 copies of which are attached hereto as Exhibit B (collectively the “Farmouts”);

WHEREAS, LJM desires to participate in the development of certain wells in the Participation Area, three of which wells are Required Wells;

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

SECTION I.

DEFINITIONS AND REFERENCES

1.1 Recitals.  The foregoing recitals are a true and are a substantive part of this Agreement.

1.2 Defined Terms.  Certain of the capitalized terms utilized herein shall have the following meanings:

“AFE Amount” shall mean the amount of money contained in any AFE presented pursuant to this Agreement, including the specific amounts referenced in subsections 3.1(a), (b) and (c) below.

“Additional Well” shall mean any well developed pursuant to the terms of this Agreement other than the Required Wells.

“Affiliate” shall mean, with respect to a Person, any other Person controlling, controlled by or under common ownership with such Person or the parent entity of such Person.

“Business Day” shall mean a day on which the banks in the State of Michigan are customarily open for business.

“First Required Well” shall mean the well known as Brown #2 or Dansville #12 which is the first of the Required Wells to be developed.

“Participation Area” shall mean T2N R1E, Sections 1, 2, 3, 4, 9, 10, 11, 12, 13, 14, 15 and 16.

“Party” or “Parties” shall mean one, or all of Range Michigan LLC, and LJM Energy Corp. or their respective successors or assigns as the context requires.

“Person” shall mean an individual, an estate, a corporation, a partnership, a joint venture, a limited liability company, an association, a joint stock company, a government or any department or agency of a government, a trust and/or any other entity.

“Prospect Fee” shall mean an amount of $91,000 for each of the Required Wells.

“Required Wells” means those three wells in which LJM is required to participate pursuant to this Agreement and which must be developed prior to December 31, 2011 as provided herein.

“Second Required Well” shall mean the second of the Required Wells to be developed.

“Third Required Well” shall mean the third of the Required Wells to be developed.

“Well” shall mean any oil and/or gas well that is developed pursuant to this Agreement.

SECTION II.

TERM

This Agreement shall be effective as of the date hereof and shall remain effective for two (2) years after the Effective Date and shall continue from year-to-year thereafter until cancellation by either Party upon not less than ninety (90) days notice prior to the next following anniversary date of this Agreement, unless sooner terminated as provided in Section 8.2. The termination of this Agreement shall not relieve any Party hereto from any liability which has accrued or attached prior to the date of such termination.  After the termination of this Agreement, the rights and obligations of the Parties with regard to any wells developed in the Participation Area pursuant to this Agreement will be governed by the Operating Agreement applicable to such well which has been executed pursuant to Section 4 hereof.

SECTION III.

WELL DEVELOPMENT PROCEDURES

3.1 Development of Required Wells.  The following procedures shall apply to the Required Wells.

(a)
Attached hereto as Exhibit C is a draft Authorization for Expenditure (“AFE”) which sets forth the estimated costs associated with the drilling, completion and equipping of the Dansville #12 Well, which is the First Required Well.  On or before September 1, 2011, Range shall deliver to LJM an AFE, consistent with Section 3.1(b) below and in form similar to the draft AFE attached hereto as Exhibit C, for the drilling, completion and equipping of the First Required Well in the Dansville Prospect.  It is the intent and expectation of the Parties that the First Required Well will be spudded prior to September 30, 2011 and that it will be drilled, completed and equipped prior to December 31, 2011.  It is anticipated that each of the remaining two of the Required Wells will be spudded prior to December 31, 2011.

(b)
Each AFE (whether for a Required Well or for an Additional Well) shall describe the location of the subject Well and the proposed timing for the drilling and completion of such Well.  The AFE for each Required Well will include the Prospect Fee for that Well.  The AFE shall also provide an estimate of the cost of the:

(i)	Pre-drilling and drilling of each Well (the “AFE Dry Hole Amount”);

(ii)	Completion of each Well (including casing, fracturing and/or treatment); and

(iii)	Equipping of each Well for production (including, inter alia, the cost of the tanks and lifting equipment).

(c)	The following procedures relate to the First Required Well:

(i)
Within fifteen (15) Business Days following the execution of this Agreement, LJM will pay to Range the sum of One Hundred and Eighty Five Thousand Dollars ($185,000) representing an estimate of fifty percent (50%) of LJM’s seventy percent (70%) share of the AFE Dry Hole Amount for the First Required Well (the “First AFE Payment”).  Within ten (10) Business Days following the delivery of the AFE for the First Required Well to LJM, LJM shall pay Range the balance of its seventy percent (70%) share of the AFE Dry Hole Amount and the Prospect Fee for the First Required Well (the “Second AFE Payment”) .  Within 5 days after the First Required Well reaches total depth, LJM will pay Range the remainder of its share of the AFE Amount (the “Final AFE Payment”).

(ii)
The Parties recognize that the amounts contained in any AFE are only estimates of known costs and that those estimates may be incorrect or there may be costs that were unknown at the time of the AFE.  LJM agrees for the First Required Well to pay (1) the Prospect Fee, (2) seventy percent (70%) of the total cost of drilling and completing the First Required Well, and (3) forty-three and seventy-five hundredths percent (43.75%) of the cost equipping the First Required Well, whether or not such costs are identified in the AFE or included in the AFE Amount. To the extent that costs of drilling, completing and equipping a Well are not included in the AFE for such Well (whether a Required Well or an Additional Well), those costs are referred to herein as “Additional Development Costs”).  Additional Development Costs for the First Required Well shall only be billed to LJM in the event that Range’s actual costs exceed the payments theretofore made by LJM for the First Required Well.

(iii)
In the event that LJM’s payments for the First Required Well exceed LJM’s share of actual costs incurred for the drilling, completing and equipping such Well, Range shall refund any such overpayment to LJM.

(d)	The following procedures relate to the development of the Second and Third Required Wells:

(i)
No less than thirty (30) days nor more than sixty (60) days prior to the planned spudding of the remaining two Required Wells within the Participation Area,  Range shall deliver to LJM an AFE containing the information referenced in Section 3.1(b) above for such Required Wells and in form similar to the draft AFE attached hereto as Exhibit C.

(ii)
Upon spudding of the First Required Well, LJM shall pay Range the First AFE Payment for the Second Required Well (i.e., fifty percent (50%) of LJM’s seventy percent (70%) share of the estimated AFE Dry Hole Amount for the Second Required Well).  Upon spudding of the Second Required Well, LJM shall pay Range the First AFE Payment for the Third Required Well (i.e., fifty percent (50%) of LJM’s seventy percent (70%) share of the estimated AFE Dry Hole Amount for the Third Required Well).

(iii)
Within ten (10) Business Days after LJM’s receipt of an AFE for the Second or Third Required Well, as applicable, LJM shall pay Range the Second AFE Payment for such Well (i.e., the balance of its seventy percent (70%) share of the AFE Dry Hole Amount and the Prospect Fee for such Well).  Within 5 days after reaching total depth of the Second or Third Required Well is complete, as applicable, LJM will make the Final AFE Payment for such Well to Range.

(iv)
Thereafter, LJM shall promptly pay any Additional Development Costs in connection with the drilling, completing and equipping of each of the remaining Required Wells as such costs may be billed by Range.

(v)
If LJM’s share of the actual costs incurred for drilling, completing and equipping either of the remaining Required Wells is less than the payments theretofore made by LJM for such Well, Range shall refund any such overpayment to LJM.

(e)
If LJM fails to pay all or any part of the First AFE Payment, the Second AFE Payment, the Final AFE Payment or Additional Development Costs for any Required Well, in addition the remedies set forth in Section 3(f), LJM shall have no right to participate in such Well.

(f)
It is understood and agreed by the Parties that LJM is obligated to participate in each of the Required Wells as provided herein.  Should LJM fail or refuse to promptly pay any First Required Well Preliminary Payment, the Remaining Required Well Preliminary Payment or any Additional Development Costs, Range may, at its option and in its sole discretion and without regard to the requirements of Section 8.2 below which shall not apply to such circumstance:

(i)	Pay such costs and retain the proceeds of the production from the Well until it has recovered 400% of the amount not paid by LJM; or

(ii)
Pay such costs and demand and receive an assignment of 1% of LJM’s interest in the subject well for each $7,000 not paid by LJM, which assignment LJM shall promptly provide in the form similar to that attached hereto as Exhibit D; or

(iii)
Receive an assignment of 1% of LJM’s interest in any other previously drilled Required Well for each $7,000 not paid by LJM, which assignment LJM shall promptly provide in the form similar to that attached hereto as Exhibit D  and/or

(iv)	Terminate this Agreement, which termination shall not relieve any Party of any liability or obligation accrued or incurred at the time of the termination.

3.2 Assignment of Well Interests.

Within three (3) business days following Range’s receipt of the both the First and Second AFE Payment for each Required Well, Range will assign to LJM forty three and seventy-five hundredths percent (43.75%) of Range’s interest in that Required Well by executing a Bill of Sale and Assignment in form substantially similar to the document attached hereto as Exhibit E.

3.3 Assignment of Leasehold Interests.

Upon final reconciliation and settlement of all drilling, completion and equipment costs for the Required Wells, Range will assign to LJM a 43.75% interest in the leases referenced in Exhibit A by executing an assignment in form substantially similar to the document attached hereto as Exhibit F.  In addition, effective at the time Exhibit F is executed, Range agrees that it will assign to LJM without further payment from LJM 43.75% of any interest in any additional well that Range may acquire pursuant to the Farmouts.  This covenant shall survive the termination of this Agreement.

3.4 Undrilled Wells.

If a Well is proposed for which LJM has advanced funds to Range, and that well is not drilled or is drilled but not completed and/or equipped, Range will return any unused funds to LJM within thirty (30) Business Days following notice from Range that the proposed well will not be drilled or will be abandoned.

3.5 Agency.

LJM hereby appoints Range as its exclusive agent with regard to all matters which require LJM’s vote or approval regarding the First Required Well pursuant to the relevant Operating Agreement.  This agency shall survive the termination of this Agreement and shall be binding on any of LJM’s successor’s and assigns, it being the intention of the parties that Range shall retain a majority working interest in the First Required Well vis a vis third parties who have an interest in that Well.

SECTION IV.

OPERATING AGREEMENTS

4.1 Operating Agreement.

(a)
All Wells in the Participation Area which are jointly owned by LJM and Range (and/or other) shall be operated and, except as otherwise provided in this Agreement, the associated costs and expenses of such Well shall be borne by the Parties pursuant to the applicable Operating Agreement.

(b)
The Parties understand and agree that the operation of the First Required Well will be governed by an Operating Agreement involving third parties other than Range and LJM.  LJM agrees to be bound by the Operating Agreement.

(c)	The Operating Agreement for each subsequent Well will be executed at the time an interest in the Well is assigned to LJM.

(d)	In the event of a conflict between this Agreement and the Operating Agreement for any Well, the terms of this Agreement shall control during the term of this Agreement.

SECTION V.

ASSIGNMENT OF THIS AGREEMENT

5.1 Assignments. Neither this Agreement, nor the benefits, rights, and obligations accruing thereunder to any Party, may be assigned or transferred in whole or in part, during the term hereof, without the prior written consent of the other Party, which consent shall not be unreasonably withheld.  Provided however, the foregoing prohibitions shall not apply to assignments or transfers by a Party to one or more of its Affiliates, or assignments or transfers by reason of the merger or sale of substantially all of a Party’s assets.  After a Well to which this Agreement is applicable has been drilled, completed and equipped, the transfer of interests in such Well shall be governed by the relevant Operating Agreement, including, without limitation, the transfer of the operatorship for each such well.

5.2 Further Conditions. Before making any assignment or transfer of this Agreement or any rights or interests granted to such Party herein, the Party proposing so to do shall be required first to settle for and discharge as of the effective date of such assignment all obligations then accrued under the terms of this Agreement.  In the event of an assignment of all or any interest covered hereby, such transfer shall include a recognition of the rights of the other Party to this Agreement, reciting that the interest so transferred is subject hereto.

SECTION VI.

NOTICES

6.1 Notices.  Any notice which may be given hereunder shall be ineffective unless in writing and delivered by (i) registered or certified mail with return receipt requested; (ii) by a recognized courier service such as UPS or Fed Ex; (iii) by hand with written acknowledgment of receipt; (iv) by fax or email with written confirmation sent as provided in sections (i), (ii) or (iii) above.  The addresses and other information for giving notice are as follows:

For Range:                                Range Michigan LLC

P.O. Box 726

504 Fremont Street

Thermopolis, WY  82443

Attention:  Tolly Dewey

Fax (307) 864-3756

Email tolly.gvllc@rtconnect.net

For LJM:                      LJM Energy Corp.

9190 Double Diamond Parkway

Reno, NV  89521

Attention:  Joel Felix, President

Any such address or other information may be changed at any time by written notice in accordance herewith.  Each notice hereunder shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, or three (3) Business Days after depositing it in the United States mail with postage prepaid and properly addressed or upon receipt of email or fax.

SECTION VII.

REPRESENTATIONS AND WARRANTIES

7.1 Representations and Warranties of Range.  Range represents and warrants to LJM that:

(a)
Organization and Good Standing.  Range is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby.  Range is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary.

(b)
Authorization.  Range has duly taken all action necessary to authorize the execution and delivery by it of this Agreement and to authorize the consummation of the transactions contemplated hereby and the performance of its obligations hereunder.

(c)
No Conflicts or Consents.  The execution and delivery by Range of this Agreement, the performance by Range of its obligations hereunder, and the consummation of the transactions contemplated hereby, do not and will not (i) conflict with any provision of (1) any law, (2) the organizational documents of Range, or (3) any judgment, license, order, permit or material agreement applicable to or binding upon Range, (ii) result in the acceleration of any indebtedness owed by Range, or (iii) result in or require the creation of any lien upon any assets or properties of Range.  No permit, consent, approval, authorization or order of, and no notice to or filing with, any governmental authority or third party is required in connection with the execution, delivery or performance by Range of this Agreement or to consummate any transactions contemplated hereby.

(d)
Enforceable Obligations.  This Agreement is the legal, valid and binding obligation of Range, enforceable in accordance with the terms hereof except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights.

7.2 Representations and Warranties of LJM.  LJM warrants to Range that:

(a)
Organization and Good Standing.  LJM is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby.  LJM is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary.

(b)
Authorization.  LJM has duly taken all action necessary to authorize the execution and delivery by it of this Agreement and to authorize the consummation of the transactions contemplated hereby and the performance of its obligations hereunder.

(c)
No Conflicts or Consents.  The execution and delivery by LJM of this Agreement, the performance by them of their obligations hereunder, and the consummation of the transactions contemplated hereby, do not and will not (i) conflict with any provision of (1) any law, (2) the organizational documents of LJM, or (3) any judgment, license, order, permit or material agreement applicable to or binding upon LJM, (ii) result in the acceleration of any indebtedness owed by LJM, or (iii) result in or require the creation of any lien upon any assets or properties of LJM.  No permit, consent, approval, authorization or order of, and no notice to or filing with, any governmental authority or third party is required in connection with the execution, delivery or performance by LJM of this Agreement or to consummate any transactions contemplated hereby.

(d)
Enforceable Obligations.  This Agreement is the legal, valid and binding obligation of each of LJM, enforceable in accordance with the terms hereof except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights.

SECTION VIII.

MISCELLANEOUS

8.1 Entire Agreement, Amendment and Binding Effect.  This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements, whether verbal or in writing, relating to the subject matter hereof which are not contained herein.  This Agreement may be amended only by a written document duly executed by the Parties, and any alleged amendment which is not so documented shall not be effective as to either party.  This Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto and their respective successors and permitted assigns.

8.2 Default.  Except as otherwise provided herein, if a Party fails to comply with any of the terms and obligations contained herein, the other Party shall give written notice to such Party specifying the non-compliance.  If the non-performing Party does not correct the breach within thirty (30) days, then the Party giving notice of non-compliance shall have the right to terminate this Agreement upon written notice to the other Party effective on the date specified in such written notification, which shall be on or after the date such notice is given, in addition to all other rights and remedies allowed by law or in equity.  No delay or omission by a Party in the exercise of any right, power or remedy under this Agreement will impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing. Notwithstanding anything to the contrary herein, in the event of a termination due to a default by either Party, the Operating Agreements governing the properties shall remain in full force and effect.

8.3 Construction.  As used in this Agreement: the word “or” is not exclusive; the word “including” (in its various forms) means “including without limitation”; pronouns in masculine, feminine and neuter genders shall be construed to include any other gender; and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.  References herein to any Section or Exhibit shall be to a Section or an Exhibit hereof unless otherwise specifically provided. The reference to a Party or Parties herein shall include its or their successors and permitted assigns.  This Agreement is the result of negotiations between, and has been reviewed by Range and LJM, and their respective counsel.  Accordingly, this Agreement shall be deemed to be the joint product of the parties hereto, and no ambiguity shall be construed in favor of or against any party hereto or beneficiary hereof.

8.4 Amendment.  No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by all parties hereto and Agent, and no waiver of any provision of this Agreement, and no consent to any departure by any party hereto therefrom, shall be effective unless it is in writing and signed by the other parties hereto and Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

8.5 Unenforceability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

8.6 Governing Law; Submission to Process.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF MICHIGAN AND THE COUNTY OF INGHAM AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING HERETO BY ANY MEANS ALLOWED UNDER MICHIGAN OR FEDERAL LAW.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

8.7 Waiver of Jury Trial, Punitive Damages, Etc.  EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY (A) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR ASSOCIATED HEREWITH, BEFORE OR AFTER MATURITY; (B) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY PUNITIVE DAMAGES, (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (D) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 8.7.

8.8 Counterparts. This instrument may be executed in one or more counterparts, which when executed shall constitute but one and the same instrument.

8.9 Authority to Execute.  The person executing this Agreement on behalf of each of the Parties warrants and represents that such person is duly authorized and empowered to execute this Agreement on behalf of such Party.

8.10 Severability.  This Agreement is intended to be performed in accordance with and only to the extent permitted by all legal requirements.  If any provision of this Agreement or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, but the extent of the invalidity or unenforceability does not destroy the basis of the bargain between the Parties as contained herein, the remainder of this Agreement and the application of such provision to other persons and circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

[End of Text; Signature Pages Follow]

IN WITNESS WHEREOF the parties hereby execute and deliver this Participation Agreement effective as of the Effective Date.

RANGE MICHIGAN LLC By its Manager: Range Exploration Partners LLC

By:	/s/ Frode Aschim
Frode Aschim
Its:	Manager

IN WITNESS WHEREOF the parties hereby execute and deliver this Participation Agreement effective as of the Effective Date.

LJM LJM Energy Corp.

By:	/s/ Joel Felix
Joel Felix
Its:	Chief Executive Officer

Exhibit A – Range Leases

Exhibit B – Farmouts

Exhibit C – Draft AFE

Exhibit D – Reassignment and Bill of Sale

Exhibit E – Assignment of Well Interests

Exhibit F – Assignment of Leasehold Interests